Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259212

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 31, 2021)

Up to $750,000,000 of

Shares of Common Stock, No Par Value per Share

We previously entered into a Sales Agreement, dated as of August 9, 2023 (the “Sales Agreement”), with our sales agents, Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Compass Point Research & Trading, LLC, Northland Securities, Inc., Moelis & Company LLC, and Stifel Nicolaus Canada Inc. (each, a “Sales Agent,” and, collectively, the “Sales Agents”), under which we may offer and sell from time to time shares of our common stock, no par value per share. Pursuant to this prospectus supplement, we may sell shares of our common stock having an aggregate initial offering price of up to $750,000,000, through the Sales Agents. Our common stock is traded on the Nasdaq Capital Market stock exchange (under the symbol “RIOT”). On February 20, 2024, the sales price of our common stock was $16.04 per share, as reported on the Nasdaq Capital Market at market close.

Under the Sales Agreement, we will deliver placement notices to the Sales Agents designating the maximum amount and the minimum price per share of our common stock to be offered. However, subject to the terms and conditions of the Sales Agreement, the Sales Agents are not required to sell any specific number or dollar amount of our common stock but will act as a sales agent using their commercially reasonable efforts consistent with their normal sales and trading practices, on mutually agreed terms between us and the Sales Agents. We may also instruct the Sales Agents not to sell any common stock if the sales cannot be effected at or above the price designated in the applicable placement notice. We or any Sales Agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party. Settlement of any sales of common stock will occur through the facilities of The Depository Trust Company, on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission of up to 3.0% of the gross sales price of the shares of our common stock sold under the Sales Agreement. We have also agreed to reimburse the Sales Agents for certain expenses under the Sales Agreement, and we have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation of the Sales Agents would be deemed to be underwriting commissions or discounts. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method permitted by law deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act, including sales into the Nasdaq Capital Market. Please see the section entitled “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding issuance of shares of our common stock pursuant to offers made through our Sales Agents and commissions to be paid to the Sales Agents according to the Sales Agreement under this prospectus.

Investing in our common stock involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the risks described in the section “Risk Factors” on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents

Cantor	B. Riley Securities	BTIG	Roth Capital Partners	Compass Point	Northland Capital Markets	Moelis	Stifel Canada

The date of this prospectus supplement is February 26, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and certain other matters relating to us. The second part is the accompanying prospectus dated August 31, 2021, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the shares of our common stock that we are currently offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

Except as the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms “we,” “us,” “our,” “the Company”, “Riot Platforms” and “Riot Blockchain” refer to Riot Platforms, Inc. and its consolidated subsidiaries. Unless otherwise indicated, all financial data in this prospectus supplement refer to continuing operations only.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered under this prospectus. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

We and the Sales Agents have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we provide to you. Neither we nor the Sales Agents take any responsibility for and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We and the Sales Agents are not making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus is accurate as of any date other than the date on the front of that document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin mining operations; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; and assumptions underlying or based upon any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions; however, forward-looking statements may be made without such terminology.

These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

●	our strategic decision to concentrate on Bitcoin mining ties the success of our business to the success of Bitcoin, which is unpredictable and subject to factors largely outside of our control;
●	unique Bitcoin mining industry risks largely outside of our control, including, among others: our need for significant amounts of low-cost and reliable electricity; changes to laws and regulations pertaining to mining, transacting in, or holding Bitcoin; the historical volatility in the demand for, and the price of, Bitcoin; changes in the public perception of Bitcoin; our need for consistent, high-speed, and highly secure Internet connectivity; intense competition for new miners and the necessary infrastructure, personnel, material and components to support industrial-scale Bitcoin mining operations; cybersecurity risks; increased global Bitcoin network hash rate and difficulty; and competition for a fixed supply of Bitcoin rewards;
●	Bitcoin mining revenue is highly variable due to, among other factors, largely unpredictable fluctuations in the price of Bitcoin, which has historically experienced significant price volatility, which significantly impairs our ability to make accurate projections about our business and future contingencies;
●	Bitcoin mining, and our substantial investments in Bitcoin mining infrastructure, is capital-intensive and we may not be able to access the capital we need to compete in our frequently evolving industry;
●	our Bitcoin mining operations are concentrated in large-scale single facilities, and a natural disaster, unforeseen environmental issues, or other significant localized disruptions could severely impact our ability to operate, perhaps for extended periods;
●	disruptions, price increases, scarcity, persistent inflation and macroeconomic downturn could severely impair our operations, development and efforts to raise capital;
●	new regulations, including environmental regulations, could have an adverse effect on our access to power, land, water and other resources necessary for our operations, as well as on public perception of Bitcoin and Bitcoin mining, which could adversely affect our access to capital;
●	factors largely outside of our control could impede our ability to successfully integrate new acquisitions, execute on our expansion developments or carry out our other strategic goals;

●	recent changes in Nevada law could adversely affect the availability of directors’ and officers’ insurance, or make insurance premiums unreasonable, exposing us to additional indemnification risks and potentially impacting our ability to attract and retain key executive talent, which could place us at a disadvantage to competitors not domiciled in Nevada;
●	we could be negatively impacted by a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems, despite our efforts to protect against such events;
●	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners, as well as the actions of third parties engaged in our industry; and
●	the outcome of litigation and other disputes in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth under the heading “Risk Factors” on page S-7 of this prospectus supplement, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the United States Securities and Exchange Commission (the “SEC”). For more information on these filings and the other disclosures incorporated by reference into this prospectus supplement, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

Accordingly, you should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement speak only as of the date made, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement below, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement forms a part.

ABOUT RIOT PLATFORMS

We are a vertically integrated Bitcoin mining company principally engaged in enhancing our capabilities to mine Bitcoin in support of the Bitcoin blockchain. We also provide comprehensive and critical infrastructure for institutional-scale Bitcoin mining at our large-scale Bitcoin mining facilities in Rockdale, Texas (the “Rockdale Facility”) and Navarro County, Texas (the “Corsicana Facility”). Currently, the Rockdale Facility has 700 megawatts in total developed capacity for our own Bitcoin mining and data center hosting services for institutional-scale hosted clients. Our Rockdale Facility is believed to be the largest single Bitcoin mining facility in North America, as measured by developed capacity, and we are currently evaluating further growing its capacity. Additionally, we are developing the Corsicana Facility, our second large-scale Bitcoin mining facility, which, upon completion, is expected to have approximately one gigawatt of Bitcoin mining capacity.

We operate in an environment and industry which frequently evolves based on the proliferation and uptake of Bitcoin. A significant component of our strategy is to effectively and efficiently allocate capital among opportunities that we believe will generate the highest return on our investment.

We operate in three reportable business segments: our Bitcoin mining operations for our own account (“Bitcoin Mining”); data center hosting operations for institutional-scale Bitcoin mining clients (“Data Center Hosting”); and electrical transmission and distribution design, manufacturing, servicing and engineering operations for power intensive projects (“Engineering”).

Bitcoin Mining

Our current focus is on our Bitcoin Mining operations, and during the fiscal year ended December 31, 2023, we continued to deploy miners at our Rockdale Facility and continued development activities at the Corsicana Facility, with the objective of increasing our operational efficiency and performance. Due to our institutional-grade scale, we typically express our hash rate in terms of exahashes per second (“EH/s”), with one EH/s representing one quintillion (1,000,000,000,000,000,000) secure hashing algorithm calculations per second.

As of December 31, 2023, our Bitcoin Mining business segment operated 112,944 miners, with a total hash rate capacity of 12.4 EH/s. Based on our existing operations and expected deliveries and deployment of miners we have purchased; we anticipate having approximately 28 EH/s of total hash rate in operation by the end of 2024. As of June 23, 2023, we entered into a master purchase and sale agreement (the “Master Agreement”) with MicroBT, a leading manufacturer of Bitcoin miners, pursuant to which we executed a purchase order to acquire 33,280 of the latest generation MicroBT miners, which are expected to be delivered to our Corsicana location and deployed during the first quarter of 2024. Subsequently, on December 4, 2023, we executed a follow-on purchase order, pursuant to our purchase option under the Master Agreement, to acquire an additional 66,560 miners from MicroBT, which are expected to be delivered to our Corsicana location and deployed through mid-2024. The Master Agreement provides us with options to purchase up to 66,560 additional miners per year through December 31, 2027, on the same terms as the initial order, for an aggregate of 265,000 additional miners. Following receipt and full deployment of these new MicroBT miners, we anticipate achieving a total self-mining hash rate capacity of 38.3 EH/s, which we believe places us among the top publicly traded Bitcoin miners, in terms of hash rate capacity.

Data Center Hosting

The expansion of our Rockdale Facility has provided the critical infrastructure and workforce necessary to enable us to deploy our current fleet of miners in a self-hosted facility, while allowing us to continue to operate our Data Center Hosting business segment. We believe deploying our miners at the expanded Rockdale Facility offers many advantages for our Bitcoin mining operations, including allowing us to operate our miners without incurring third-party colocation services fees and to do so at the low fixed energy costs available to the Rockdale Facility under its long-term power supply agreement. We benefit from this low-cost energy by maximizing production margins.

Data Center Hosting revenue includes upfront payments, which we record as deferred revenue and generally recognize as services are provided. We provide energized space and operating and maintenance services to third-party mining companies who locate their mining hardware at our Rockdale Facility under long-term contracts.

Engineering

Our Engineering business segment designs and manufactures power distribution equipment and custom engineered electrical products that provide us with the ability to vertically integrate many of the critical electrical components and engineering services necessary for our Corsicana Facility development and Rockdale Facility expansion and to reduce our execution and counter-party risk in ongoing and future expansion projects. Engineering and other specialized talent employed in our Engineering business segment also allow us to continue to explore new methods to optimize and develop a best-in-class Bitcoin mining operation and has been instrumental in the development of our industrial-scale immersion-cooled Bitcoin mining hardware.

Our Engineering business segment also provides electricity distribution product design, manufacturing, and installation services primarily focused on large-scale commercial and governmental customers and serves a broad scope of clients across a wide range of markets including data center, power generation, utility, water, industrial, and alternative energy. Products are custom built to client and industry specifications. Additionally, we utilize an in-house field service and repair department.

Corporate Information

Our principal executive offices are located at 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109, and our telephone number is (303) 794-2000. Our website address is www.riotplatforms.com. The information contained on, or accessible through, our website is not part of this prospectus.

OFFERING SUMMARY

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

Securities Offered:	Shares of our common stock, no par value per share, having an aggregate initial offering price of up to $750,000,000.

Number of Shares Outstanding Prior to this Offering:	230,836,624 (1)

Number of Shares Outstanding After this Offering:	277,594,728 (2)

Plan of Distribution:

The shares are being offered for sale in an “at the market offering,” as defined in Rule 415 under the Securities Act, in transactions that may be made from time to time through the Sales Agents. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of Proceeds:

As of the date of this prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures, strategic acquisitions, investments in existing and future Bitcoin mining projects, and repurchases and redemptions of our common stock. See “Use of Proceeds” and “Risk Factors” on pages S-11 and S-7 of this prospectus supplement, respectively.

Risk Factors:

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-2 of this prospectus supplement and the risks described in the section “Risk Factors” beginning on page S-7 of this prospectus supplement and any applicable free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC.

The Nasdaq Capital Market Trading Symbol:	“RIOT”

Transfer Agent and Registrar:	The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

(1)	The number of shares outstanding prior to this offering is based on the number of shares of our common stock issued and outstanding at December 31, 2023 which excludes: (i) 18,517,831 shares of common stock reserved for issuance pursuant to equity awards granted under the 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”); (ii) 246,426 shares issuable upon settlement of unvested performance-based restricted stock units granted under our 2019 Equity Plan, with vesting in 2026 subject to the Company’s Total Stockholder Return (“TSR”) compared to the Russell 3000 Index TSR measured through December 31, 2025; (iii) 155,213 shares issuable upon settlement of unvested service-based restricted stock units granted under our 2019 Equity Plan, which vest according to regular vesting schedules; and (iv) 63,000 shares underlying warrants to purchase shares of common stock exercisable as of December 31, 2023.
(2)	Assumes sales of 46,758,104 shares of our common stock in the total aggregate amount of up to $750,000,000 at a price of $16.04 per share (the reported closing sales price of shares of our common stock on The Nasdaq Capital Market on February 20, 2024). The actual number of shares issued will vary depending on the actual price at which the shares are sold under this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-2 of this prospectus supplement and the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. In addition, we have identified the risks, factors and uncertainties relating to the offering of our common stock pursuant to this prospectus supplement described below and elsewhere throughout this prospectus.

The risks, uncertainties and other factors discussed in this prospectus and the other filings we make with the SEC are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity, and the trading price of our common stock could decline. As a result, you could lose part or all of your investment.

For more information regarding the incorporation of information herein by reference and the filings we make with the SEC, please see the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement.

Our common stock has historically been subject to significant share price volatility and future sales or other issuances of our common stock could adversely affect the market for our common stock, which may cause you to incur losses on your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. The market price of our common stock has historically been subject to significant volatility, and may continue to fluctuate widely due to many factors, some of which may be beyond our control. The closing price of our common stock between December 31, 2022 and December 31, 2023 has ranged from a low of $3.37 to a high of $20.65. Between December 31, 2022 and December 31, 2023, daily trading volume ranged from approximately 7.2 million shares to 58.5 million shares of our common stock. Many factors may cause the market price of our common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and the documents incorporated by reference in this prospectus supplement, as well as the following:

●	changes in the price of Bitcoin;
●	our operating and financial performance and prospects;
●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;
●	future announcements or press coverage concerning our business or our competitors’ businesses;
●	the public’s reaction to our press releases, other public announcements, and filings with the SEC;
●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	changes in senior management or key personnel;
●	“short squeezes”;
●	adverse resolution of new or pending litigation against us; and
●	changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from pandemics, natural disasters, terrorist attacks, acts of war, and responses to such events.

These fluctuations may be unrelated or disproportionate to our operating performance or prospects and may materially reduce the market price of our common stock. Price volatility may be greater if the public float and trading volume of our common stock is low. Additionally, sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, including an offering of our securities by a selling stockholder identified in any prospectus or prospectus supplement, could adversely affect the market for our common stock. As a result of this adverse effect on the market for our common stock and the significant historical volatility we have observed with respect to shares of our common stock, investors purchasing shares in the offering covered by this prospectus at present market prices could experience difficulty in selling the shares at prices at or above the price paid to acquire them, and they may lose some or all of the value of their investment. In addition, the adverse effect of these factors on the market for our securities could make it more difficult for us to raise funds through future equity offerings (including the offering covered by this prospectus), which could adversely affect our plans for continued expansion of the Rockdale Facility and Corsicana Facility and other strategic initiatives and capital-intensive projects we may now or in the future wish to undertake.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree, and we may deploy these proceeds on substantial capital expenditures or investments based on assumptions which may prove to be inaccurate. For example, we may use the proceeds to purchase new Bitcoin mining hardware, fund strategic acquisitions or make investments in existing and future Bitcoin mining projects that are subject to various risks, factors and uncertainties which may be beyond management’s control that may, if they come to pass, cause management’s assumptions regarding these capital investments to prove inaccurate. Management cannot guarantee that its decisions regarding its use of the proceeds from this offering will produce gainful returns or have the beneficial impact on our business, cash flows and results of operations on the schedule or to the extent management anticipates, if at all, which could adversely affect your investment. The proceeds from this offering may be used to directly or indirectly acquire additional Bitcoin, the price of which has been, and will likely continue to be, highly volatile.

This offering is being conducted on a “commercially reasonable efforts” basis; we cannot guarantee success in raising additional capital in this offering.

Pursuant to the terms of the Sales Agreement, the Sales Agents are required to exercise “commercially reasonable efforts,” rather than its best efforts, in attempting to sell the shares of our common stock offered under this prospectus. As a “commercially reasonable efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated and, accordingly, we may not raise any additional capital. Therefore, we may be unable to sell most, or any, of the shares of our common stock offered for sale pursuant to this prospectus.

If we are unable to raise additional capital through the offering contemplated in this prospectus supplement, we may not be able to continue to fund our operations and we may have to reduce or even halt our operations entirely. Our failure to raise additional capital through the offering contemplated in this prospectus supplement may cause us to cease as a going concern and investors in our securities may lose their entire investment.

The actual number of shares we will issue and the aggregate proceeds resulting from sales made under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and in compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares sold by the Sales Agents after we deliver a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agents. Because this offering can be terminated at any time and the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with the sales under the Sales Agreement.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock as of December 31, 2023, before giving effect to this offering. Assuming we sell the full $750,000,000 of shares of our common stock being offered by this prospectus, at an assumed public offering price of $16.04 per share (which was the reported closing sales price per share of our common stock on February 20, 2024), we would have had 277,594,728 shares of common stock issued and outstanding, based on the shares issued and outstanding as of December 31, 2023, after completion of this offering. Therefore, after deducting estimated offering expenses and estimated sales agent commissions payable by us, our resulting adjusted net tangible book value per share as of December 31, 2023, after completion of this offering at the assumed offering price of $16.04 per share, would have been approximately $8.27 per share. Accordingly, purchasers of shares of our common stock in this offering would incur immediate dilution of approximately $7.77 per share, representing the difference between the net tangible book value per share of our securities before and after the offering. If the price at which the shares of our common stock are sold in this offering increases, the dilution experienced by such purchasers will increase proportionately. For a further description of the dilution that our stockholders will experience immediately after this offering, see the discussion under the heading “Dilution” beginning on page S-15 of this prospectus supplement.

The shares of our common stock are being offered on an “at-the-market” basis; therefore, investors who buy shares at different times will likely pay different prices for their shares.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have the discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Future offerings of debt or equity securities may adversely affect the market price of our common stock and dilute the holdings of our existing stockholders.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including senior or subordinated notes and classes of preferred stock. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common stock and may result in dilution of owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock, and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stockholdings in us.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will likely be your sole source of gain.

We have not historically declared or paid dividends on our capital stock, and we have no current plans to declare a dividend. Further, we plan to retain our future earnings, if any, to finance the operation, development and growth of our business. However, we are constantly evaluating our strategy, and, in the future, we may determine to alter our plans regarding future earnings and dividends. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result of our current strategy and any restrictions on dividends we may agree to in any future debt or credit agreements, capital appreciation, if any, of our common stock will likely be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $750,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures, strategic acquisitions, investments in existing and future Bitcoin mining projects and repurchases and redemptions of our common stock. We will have significant discretion in the use of any net proceeds and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement.

Common Stock

Authorized Shares. Our authorized capital stock consists of 340,000,000 shares of common stock, no par value per share. As of February 20, 2024, there were 253,538,213 shares of our common stock issued and outstanding. As of the date of this prospectus supplement, only our common stock is registered pursuant to Section 12 of the Exchange Act, and only shares of our common stock are being offered for sale pursuant to this prospectus.

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT”.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting (excluding abstentions) at the applicable stockholders’ meeting to be approved. See the section entitled “Corporate Governance” on page S-13 of this prospectus supplement for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors.

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors. We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article X of our Bylaws, provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, (a) a state court located within the State of Nevada shall be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on behalf of the Company; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (iv) any action, suit or proceeding asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this forum selection clause.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law. We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of Nevada as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statutes. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Articles of Incorporation or Bylaws, as permitted under the Nevada Revised Statutes.

Business Combinations

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Control Shares

Nevada Revised Statutes Sections 78.378 to 78.3793 (the “Nevada Control Share Statute”), to the extent applicable, could impede certain control transactions wherein an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who newly acquires or offers to newly acquire (including in multiple transactions over time, such as in a “creeping acquisition”) a “controlling interest” in the corporation, defined as (i) one-fifth but less than one-third; (ii) one-third but less than a majority; or (iii) a majority of voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada Control Share Statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

The Nevada Control Share Statute applies to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation. We do not currently have 100 stockholders of record domiciled in Nevada and we do not conduct business, directly or indirectly, in Nevada. However, because we have not elected out of the application of the Nevada Control Share Statute in our Articles of Incorporation or Bylaws, as permitted by Nevada law, the Nevada Control Share Statute could apply to us in the future if we met the foregoing conditions to its applicability.

Dividend Policy. We have not historically declared or paid any cash dividends on our common stock, and, as of the date of this prospectus supplement, we do not have current plans to declare any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2023, our net tangible book value was approximately $1.6 billion, or $6.76 per share of common stock, based on 230,836,624 shares issued and outstanding at December 31, 2023. Net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock issued and outstanding.

After giving effect to the assumed sale of 46,758,104 shares of our common stock at the assumed offering price of $16.04 per share (the reported closing sales price of our common stock on the Nasdaq Capital Market on February 20, 2024), representing the maximum aggregate initial offering price in this offering of up to $750,000,000, and after deducting the estimated offering expenses and sales agent commissions payable by us, our adjusted net tangible book value as of December 31, 2023 would have been approximately $2.3 billion, or approximately $8.27 per share of common stock, based on 277,594,728 shares issued and outstanding after completion of this offering (excluding shares issuable upon conversion of certain vested and unvested options to purchase shares and other conversionary rights, as described below). This would represent an immediate increase in adjusted net tangible book value of approximately $1.51 per share to existing stockholders and an immediate dilution in adjusted net tangible book value of approximately $7.77 per share to investors purchasing shares of common stock in this offering.

The following table illustrates, for illustrative purposes only, the change in net tangible book value on a per share basis resulting from the assumed sale of all of the shares of common stock available for issuance in this offering:

Assumed public offering price per share:		$16.04
Net tangible book value per share as of December 31, 2023:	$6.76
Increase in net tangible book value per share attributable to this offering:	$1.51
Adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering:		$8.27
Dilution in net tangible book value per share to investors purchasing shares in this offering:		$7.77

This offering is being made pursuant to Rule 415 under the Securities Act and the actual sales price of shares of our common stock will vary from time to time based on prevailing market prices. Accordingly, the actual dilution experienced by purchasers of our common stock, as well as the total number of shares sold, may increase or decrease with the actual price per share of our common stock sold in this offering. For example, a decrease in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $16.04 per share shown in the table above (assuming all of our common stock being offered for sale in this offering, in the aggregate amount of up to $750,000,000, is sold at that reduced price) would result in an adjusted net tangible book value per share after the offering of approximately $8.18 and result in an immediate dilution in the adjusted net tangible book value of approximately $6.86 per share to purchasers of our common stock in this offering. Conversely, assuming all of our common stock being offered for sale in this offering, in the aggregate amount of up to $750,000,000, is sold, an increase in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $16.04 per share would result in an adjusted net tangible book value after the offering of approximately $8.35 per share and an immediate dilution in adjusted net tangible book value of approximately $8.69 per share to purchasers of our common stock in this offering.

The foregoing table and computations are based on 230,836,624 shares of our common stock issued and outstanding at December 31, 2023, which excludes: (i) 18,517,831 shares of common stock reserved for issuance pursuant to new equity awards granted under the 2019 Equity Plan; (ii) 246,426 shares issuable upon settlement of unvested performance-based restricted stock units granted under our 2019 Equity Plan, with vesting in 2026 subject to the Company’s TSR compared to the Russell 3000 Index TSR measured through December 31, 2025; (iii) 155,213 shares issuable upon settlement of unvested service-based restricted stock units granted under our 2019 Equity Plan, which vest according to regular vesting schedules; and (iv) 63,000 shares underlying warrants to purchase shares of common stock exercisable as of December 31, 2023.

To the extent we issue in the future shares in connection with the exercise of the foregoing warrants and/or options, or in settlement of restricted stock units or if we issue additional shares under the 2019 Equity Plan, further dilution of the net tangible book value of shares of our common stock may result. In addition, we may choose to raise additional capital to accommodate our strategic plans or market conditions, even if we believe we have sufficient funds for our current or future operating plans. To the extent we raise this additional capital through the sale of equity or convertible debt securities at prices below the prevailing market price, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We previously entered into the Sales Agreement with the Sales Agents. Pursuant to this prospectus supplement we may issue and sell, from time-to-time, shares of our common stock having an aggregate initial offering price of up to $750,000,000, through the Sales Agents acting as our agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales into the Nasdaq Capital Market or any other existing trading market for shares of our common stock, or any other method permitted by law.

From time to time during the term of the Sales Agreement, we may deliver a placement notice to the Sales Agents specifying the length of the selling period, the amount of common stock to be sold and the minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use commercially reasonable efforts to sell our common stock but are not required to sell any specific number or dollar amount of our common stock.

We or the Sales Agents may suspend the offering of our common stock made through the Sales Agents under the Sales Agreement upon proper notice to the other, at which time the placement notice will immediately terminate. We may also instruct the Sales Agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. Settlement for sales of our common stock will occur, unless we specify otherwise, on the second trading day following the date any sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The aggregate compensation payable to the Sales Agents equals up to 3.0% of the gross sales price of the shares of our common stock sold pursuant to the Sales Agreement. We have also agreed to reimburse certain outside legal expenses incurred by the Sales Agents, including, in connection with the execution of the Sales Agreement, certain fees and disbursements of the Sales Agents’ legal counsel in an amount not to exceed $75,000 in the aggregate, in addition to certain ongoing disbursements of their legal counsel. We also paid one Sales Agent $250,000 in advisory fees unrelated to this offering and expenses and granted it the right to provide the Company with unrelated advisory services in the future (the “right”). In accordance with Financial Industry Regulatory Authority Rule 5110, all these fees and reimbursed expenses are deemed sales compensation, and the right is deemed 1% in sales compensation, for the offering. We estimate that the total expenses for the offering payable by us, excluding commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $350,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock. As there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable as of the filing of this prospectus.

To the extent required by Regulation M, the Sales Agents will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus. The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation we have agreed to pay the Sales Agents under the Sales Agreement will be deemed to be underwriting commissions or discounts.

Stifel Nicolaus Canada Inc. is not a U.S. registered broker-dealer under Section 15 of the Exchange Act; therefore, to the extent that it intends to effect any sales of the securities in the United States, it will do so through Stifel, Nicolaus & Company, Incorporated, its affiliated U.S. registered broker-dealer, in accordance with the applicable U.S. securities laws and regulations, and as permitted by Financial Industry Regulatory Authority regulations.

We have agreed to provide indemnification and contribution to the Sales Agents (and their respective partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each of the Sales Agents (solely on its own behalf) may terminate the Sales Agreement at any time upon five days’ prior notice.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, dated as of August 9, 2023, by and between Riot Platforms and the Sales Agents, a copy of which is filed as an exhibit to a Current Report on Form 8-K filed with the SEC under the Exchange Act and incorporated by reference in this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the offering of the common stock will be passed upon for us by Holland & Knight LLP. Certain matters of Nevada law with respect to the common stock will be passed upon by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. Covington & Burling LLP acted as counsel to the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Riot Platforms, Inc. as of December 31, 2023, and for the year ended December 31, 2023, incorporated by reference in this Prospectus Supplement, and the effectiveness of Riot Platforms Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Riot Platforms, Inc. as of December 31, 2022, and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP (“Marcum”), independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of the Company are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Marcum was dismissed as auditors on May 18, 2023, and accordingly, have not performed any audit or review procedures with respect to any financial statements for the periods after the date of their dismissal.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, along with other information, including the registration statement of which this prospectus supplement forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.riotplatforms.com under the heading “Investor Relations.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” certain information contained in documents and reports we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than having to repeat the information in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents or records are filed. We have filed with the SEC, and incorporate by reference in prospectus, the following filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024;
●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023, that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●	Our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on: August 9, 2023; and
●	The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description; and the description of our common stock in Exhibit 4.20 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 23, 2024.

The foregoing list of documents and reports supersedes and replaces the list set forth under “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the common stock under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Platforms, Inc., Attn: Mr. Colin Yee, EVP & Chief Financial Officer, 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109.

PROSPECTUS

RIOT BLOCKCHAIN, INC.

Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

We, or any selling securityholder identified in a future prospectus supplement, may offer and sell from time to time, in one or more offerings, the securities identified herein, together in any combination or separately, in amounts, at prices and on terms that will be determined at the time of the offering, as described in this prospectus. We refer to our common stock, no par value per share, and our preferred stock, no par value per share, as well as warrants to acquire these shares, such debt securities as we may authorize from time to time, and units consisting of some or all of these securities as our “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before making an investment decision regarding our securities being offered pursuant to this prospectus.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.”

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers in negotiated transactions or on a continuous or delayed basis; and the securities sold in such offerings may be resold by the securityholders who acquire them. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling securityholders. See the section “Plan of Distribution“ beginning on page 11 of this prospectus for further information.

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our securities, you should read and carefully consider the risks described in the section “Risk Factors“ on page 4 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC. See the sections “Where You Can Find More Information“ and “Incorporation of Certain Documents by Reference“ on page 13 of this prospectus.

i

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2021.

ii

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the automatic registration statement or in any amendment to this prospectus. Neither we nor any selling securityholder has authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Blockchain,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Blockchain, Inc., a Nevada corporation, and its consolidated subsidiaries.

iii

ABOUT THIS PROSPECTUS

This prospectus forms a part of and is being filed with an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process to register an indeterminate number of our securities for sale by us or one or more selling securityholders identified in a future prospectus supplement from time to time in one or more offerings.

This prospectus only provides you with a general description of the securities to be offered and may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Each time we or any selling securityholders sell securities pursuant to this prospectus, we will describe specific information about the offering in a prospectus supplement, which will be delivered with this prospectus. In the prospectus supplement or free writing prospectus relating to any sales by selling securityholders, we will, among other things, identify the number of shares of our common stock that each of the selling securityholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed therein under the heading “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See the section “Risk Factors“ on page 4 of this prospectus.

You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus is a component. Further, the information contained and incorporated by reference in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. Please read the sections entitled “Where You Can Find More Information“ and “Incorporation of Certain Documents by Reference“ on page 13 of this prospectus.

The automatic registration statement of which this prospectus is a part, including the exhibits to the automatic registration statement and the documents incorporated by reference herein, provides additional information about us and the securities offered pursuant to this prospectus, some of which may include summaries of the documents we incorporate by reference. All of the summaries are qualified in their entirety by the actual documents. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling securityholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the automatic registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the value of Bitcoin awards in our mining operation; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of filing of this prospectus and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

•

our strategic decision to concentrate on and make capital investments in cryptocurrency mining ties the success of our business to the success of the major cryptocurrencies we mine, particularly Bitcoin, as well as the success of cryptocurrencies, generally;

•

our cryptocurrency mining operations are subject to unique industry risks, including, among others, risks associated with the need for significant electrical power, intense competition for new miners, cybersecurity and increased world-wide competition for a fixed supply of Bitcoin rewards, which could have a material adverse effect on our business;

•	our present use of a third-party co-location arrangement for our mining operation at Coinmint, LLC;
•

we depend on our ability to mine cryptocurrencies, particularly Bitcoin, at a value above our cost to mine them; however, the historical volatility in the market prices of these cryptocurrencies significantly impairs our ability to accurately predict their future prices and, therefore, our future revenues;

•

strategic transactions, including mergers, acquisitions, investments and divestitures in other cryptocurrency- and blockchain-focused companies, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity;

•

we may fail to realize the anticipated benefits of our acquisition of Whinstone US, Inc. (“Whinstone”), or those benefits may take longer to realize than expected, as we encounter unforeseen difficulties integrating its operations into our own;

•

we will need to raise additional capital to fund our business objectives, goals and strategies; however, volatility in the trading price of shares of our common stock may make it difficult or impossible for us to raise the necessary capital;

•	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;
•	we have a small executive management team and board of directors, and it may be difficult for us to replace a departing member of our management team or board;
•	we have a history of operating losses and we may be unable to sustain profitability;
•	we participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;
•	our operations could be materially and adversely impacted by a natural disaster or other significant disruption;
•

we cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability;

•

we could be negatively impacted by a security breach, through cyber-attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems;

•	disputes with our suppliers, or their inability to perform or timely deliver new miners, parts or services, could adversely affect our expectations regarding future deployment of our miners;
•	we face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity;
•	our ability to successfully defend litigation brought against us; and
•

COVID-19 and its impact on supply chains could have a material adverse effect on our business operations, financial condition, results of operations, cash flows and equity, as well as those of our transaction partners, including the overseas manufacturers of our miners.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors“ on page 4 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on page 13 of this prospectus. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus below, and those contained in any applicable prospectus supplement and related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus forms a part.

ABOUT RIOT BLOCKCHAIN

We are a leading cryptocurrency mining company operating in North America, focused on supporting the Bitcoin blockchain through the operation of our fleet of next generation cryptocurrency mining computers (known as “miners”) and, through our wholly owned subsidiary, Whinstone US, Inc. (“Whinstone”), the operation of a commercial data center facility in Rockdale, Texas (the “Whinstone Facility”) that is focused on providing colocation services in the cryptocurrency space. Our strategic focus is on maximizing our mining power (known as “hash rate”) and efficiency by acquiring and deploying large numbers of next-generation miners that are more energy-efficient than legacy miners previously deployed in the industry. We operate a fleet of “Antminers” manufactured by Bitmain Technologies Limited (“Bitmain”) to mine Bitcoin. We expect to operate a miner fleet of over 80,000 Antminers after all deliveries under our purchase agreements with Bitmain have been fulfilled, which are expected to be completed in the fourth fiscal quarter of 2022, according to anticipated delivery schedules in our purchase agreements with Bitmain. Once all of these Antminers are fully deployed, our fleet is expected to achieve a hash rate capacity in excess of 7.7 exahash per second (EH/s) and to consume approximately 257 Megawatt hours (MWh) of energy, equating to an overall hash rate efficiency of 33 joules per terahash (J/TH), which we believe would make our fleet one of the largest and most efficient Bitcoin mining fleets in North America and in the industry. Our miners are deployed in our self-mining operation at the Whinstone Facility in Rockdale, Texas and, pursuant to the mining colocation services agreement we entered into with Coinmint, LLC (“Coinmint”), at Coinmint’s Massena, New York data center facility.

We are also exploring innovative cryptocurrency mining technologies and other strategic initiatives as part of a continual effort to maximize the energy efficiency and cost effectiveness of our cryptocurrency mining activities.

Whinstone Acquisition

On May 26, 2021, we completed our acquisition of Whinstone pursuant to the Stock Purchase Agreement, dated as of April 8, 2021, with Northern Data AG (“Northern Data”) and Whinstone. Upon the closing of our acquisition of Whinstone, Whinstone became our wholly owned subsidiary, and as part of the consideration paid, we issued 11,800,000 shares of our common stock, no par value per share, to Northern Data, as reported on our Current Report on Form 8-K filed with the SEC on May 26, 2021. As further consideration paid for our acquisition of Whinstone we entered into a Shareholder Agreement, dated as of May 26, 2021, with Northern Data (the “Shareholder Agreement”), which provides for, among other things, certain standstill restrictions, voting obligations and registration rights, pursuant to which we have registered the 11,800,000 shares of common stock issued to Northern Data.

Whinstone Facility

Whinstone, our wholly owned subsidiary, owns and operates the Whinstone Facility, a commercial data center located in Rockdale, Texas, which is among the largest Bitcoin mining and hosting facilities in North America. The Whinstone Facility provides third-party hosting services to other companies, including other cryptocurrency mining companies, through colocation services agreements, and also provides us with a self-owned facility where we can deploy our miners and carry out future strategic expansion initiatives.

As of the date of this prospectus, the Whinstone Facility has developed facilities with capacity to distribute 300 MWh of electrical power supplied to the Whinstone Facility pursuant to a long-term power supply agreement, and additional facilities under development with capacity to distribute 450 MWh of electrical power once completed, which is expected to bring the Whinstone Facility’s total electrical power distribution capacity up to 750 MWh once completed. The Whinstone Facility is located on a 100-acre site hosting Bitcoin mining customers and our self-mining in three buildings totaling 190,000 square feet, with additional buildings under development estimated to expand our total electrical power distribution capacity to 750 MWh. The site is subject to a long-term lease agreement, with electricity provided under a long-term power supply agreement that is in place with Whinstone’s power supplier.

We expect the expanded Whinstone Facility to be completed by the end of 2022 and to include four additional buildings totaling approximately 240,000 square feet of finished space, with sufficient developed electricity power capacity to support an estimated 130,000 Antminer model S19j miners. We believe this expansion of the Whinstone Facility will provide sufficient capacity to enable us to deploy a significant quantity of our miners (including our current deployed fleet and those expected to be delivered in future shipments) in a self-hosted facility, while allowing Whinstone to continue to operate and grow its existing data center hosting business. We believe deploying our miners at the expanded Whinstone Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Whinstone Facility under its long-term power supply agreement. We also anticipate this that expansion of the Whinstone Facility will provide space for third-party miner colocation services and for other enterprise-level data center hosting services.

Corporate Information

Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104, and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including, without limitation, the supplemental risk factors disclosed on Exhibit 99.3 to our Current Report on Form 8-K filed on May 26, 2021 in connection with our acquisition of Whinstone, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus entitled “Incorporation of Certain Documents by Reference“ on page 13 of this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information“ on page 13 of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings pursuant to future prospectus supplements setting forth the specific terms and conditions of such offerings, the securities being registered under the registration statement of which this prospectus forms a part, including: shares of our common stock, no par value per share; shares of our preferred stock, no par value per share; warrants to acquire shares of our common stock and/or preferred stock; debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible; and units consisting of some or all of these securities, in any combination and any amount, which may be issued together with such securities or separately as derivative securities, subject to vesting, payment and conversion.

In addition, any selling securityholders identified in a future prospectus supplement may offer and sell from time to time, in one or more offerings, shares of our securities which they hold, as described in the applicable future prospectus supplement.

We or any selling securityholders identified in a future prospectus supplement will, in accordance with Rule 430B under the Securities Act, set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, preferred stock, warrants, debt securities or units thereof to covered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be contained in the applicable prospectus supplement relating to such offer, including the applicable securities purchase agreement and other offering material relating to such securities as will be included as an exhibit to or incorporated by reference in such future prospectus supplements or free writing prospectuses.

DESCRIPTION OF CAPITAL STOCK

The following description of the securities to be registered under the registration statement of which this prospectus forms a part is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information“ and “Incorporation of Certain Documents by Reference“ on page 13 of this prospectus.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 170,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of August 27, 2021, there were 95,948,232 shares of our common stock outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and 2,199 shares of our 0% Series B Convertible Preferred Stock outstanding.

Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT.”

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office“ under “Corporate Governance“ on page 7 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock or our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Structure of Board of Directors; Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation, or removal.

Our Bylaws permit our board to be divided into three classes, with each class serving a staggered three-year term. Each of our directors is currently serving a term that expires at our next annual meeting of stockholders and when his or her successor is duly elected and qualified. If implemented, a classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article XIV of our Bylaws, as amended, provides that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the state and federal courts in and for the State of New York shall be the sole and exclusive forum for the resolution of certain actions and proceedings that may be initiated by our stockholders, and that, by purchasing our securities, our stockholders are deemed to have notice of and consented to this forum selection clause. Under Article XIV of our Bylaws, the following claims are subject to this forum selection clause: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws, in each case as amended; or (d) any action asserting a claim governed by the internal affairs doctrine.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law, and, as such, should not be interpreted as precluding our stockholders from bringing claims under the Exchange Act in the appropriate federal court with jurisdiction over such claims, as provided by Section 27 of the Exchange Act. Likewise, the forum selection clause in our Bylaws should not be interpreted as precluding our stockholders from bringing claims under the Securities Act in the appropriate state or federal court with jurisdiction over such claims, as provided by Section 22 of the Securities Act.

We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of New York as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statute. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Bylaws, as permitted under the Nevada Revised Statutes.

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Dividend Policy. We did not declare or pay any cash dividends on our common stock during the fiscal years ended December 31, 2019 or 2020, and, as of the date of this prospectus, we do not reasonably anticipate paying any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants that we may issue from time to time. While the terms we have summarized below will apply generally to any future warrants we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any warrants offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our capital stock independently or together with any other security being registered under the automatic registration statement of which this prospectus forms a part and as units attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

The applicable prospectus supplement will contain the title of the warrants offered pursuant to such prospectus supplement; and the description of the terms of the offering of the warrants, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be set forth in the prospectus supplement, and other offering material attached as an exhibit to or incorporated by reference therein, relating to such offer.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through such prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in a senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in a subordinated indenture. Forms of these documents will be filed as exhibits to a current report on Form 8-K following their adoption and approval by our board of directors, and will be incorporated by reference into the registration statement of which this prospectus is a part. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. This summary of the debt securities are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In a future prospectus supplement relating to a future offering of our debt securities, we will set forth the specific details of the offering of such debt securities, including, without limitation: (i) the conversion or exchange rights; (ii) whether any restrictions on our ability to enter into certain specified transactions, such as mergers, acquisitions, or sales; (iii) the events of default under the indenture; (iv) any restrictions on our ability to modify or amend the indenture; (v) the seniority and priority of the debt securities to be offered in relation to any other of our obligations as of the time of the offering; (vi) the form of the debt security instrument, as well as any rights regarding or restrictions on the exchange or transfer of such debt securities; (vii) certain information regarding the obligations and standard of care of the trustee appointed to oversee such debt securities; (viii) the terms and conditions of any payments to agents and of any paying agents with respect to such offering; and (ix) the governing law applicable to such debt securities.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of units consisting of shares of common stock, shares of preferred stock, warrants, debt securities or any combination of such securities that we may issue from time to time. While the terms we have summarized below will apply generally to any future units we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any units offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any units we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue units consisting of one or more of our securities being registered under the automatic registration statement of which this prospectus forms a part, independently or together with any other security being registered, and as may be attached to or separate from any offered securities. The description of the terms of the offering of the units, the rights and obligations of the unitholders purchasing units in such offering, the tax attributes of the units, the initial offering price of the units and the net proceeds to us or the selling securityholders, as applicable, as well as such other information as we may be required to disclose in such prospectus supplement in accordance with Rule 430B under the Securities Act, will be set forth in the prospectus supplement relating to such offer, including the applicable unit agreement and the other offering material attached as an exhibit to or incorporated by reference into the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” of shares of common stock. Information about any selling securityholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, repayment of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our securities. We will have significant discretion in the use of any net proceeds, and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

We will not receive any proceeds from the sale of shares of our common stock by any selling securityholders in connection with any reoffers and sales of our securities by the selling securityholders identified in a future prospectus supplement or free writing prospectus, as applicable.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities, and, in which case:

●	We or the selling securityholders will name any agent involved in offering or selling our securities and will disclose any commissions that we will pay to the sales agent, in the applicable prospectus supplement.
●	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
●	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.
●	We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
●	If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
●	We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
●	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities. In such event, the following shall apply:

●	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.
●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
●	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may solicit directly offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling securityholders, in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. In such event, the following shall occur:

●	If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
●	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.

●	We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices. The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are to be incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Whinstone US, Inc. as of and for the year ended December 31, 2020 and 2019, which are incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Riot Blockchain, Inc. filed with the SEC on August 12, 2021, have been audited by Malcolm M. Dienes, LLC, an independent audit firm, in their report, and the note related thereto, filed as Exhibit 99.1 to such Current Report on Form 8-K/A. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of such independent audit firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the automatic registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and special reports, along with other information, including the automatic registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available on our website, https://www.riotblockchain.com/ under the heading “Investors.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, as amended by a filing made with the SEC on April 30, 2021;
●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021, and the quarterly period ended June 30, 2021, as filed with the SEC on August 23, 2021;
●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed, as provided therein) filed with the SEC on: February 10, 2021; March 17, 2021; April 7, 2021 (excluding Item 7.01); April 9, 2021; May 24, 2021; May 26, 2021 (excluding Item 7.01); June 8, 2021; August 16, 2021, and on Form 8-K/A, on August 12, 2021; and
●	The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Blockchain, Inc., Attn: Jeffrey G. McGonegal, Chief Financial Officer, 202 6th Street, Suite 401 Castle Rock, CO 80104.

Riot Platforms, Inc.

Up To $750,000,000 Of

Shares Of Common Stock, No Par Value Per Share

PROSPECTUS SUPPLEMENT

Sales Agents

Cantor	B. Riley Securities	BTIG	Roth Capital Partners	Compass Point	Northland Capital Markets	Moelis	Stifel Canada

February 26, 2024